UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane	83616
Eagle, Idaho	(Zip Code)
(Address of principal executive offices)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chair Appointment

On February 4, 2026, Lamb Weston Holdings, Inc. (“we,” “our, “us,” “Lamb Weston” or the “Company”) announced that its Board of Directors appointed Jan Eli B. Craps as Executive Chair of Lamb Weston, effective February 6, 2026.

Mr. Craps, age 48, has been serving as a director of Eli Eagle Consulting Limited, a board consulting firm, since October 2025. Prior to that, Mr. Craps served as Chief Executive Officer and a director of Budweiser Brewing Company APAC Limited (“Budweiser APAC”), a subsidiary of Anheuser-Busch InBev, a global brewing and beverage company, from May 2019 until April 2025. Mr. Craps was appointed Co-Chair of the Board of Budweiser APAC in February 2020. Mr. Craps also served as the Chief Executive Officer and President of Anheuser-Busch InBev SA/NV APAC since January 2019. Since joining Anheuser-Busch InBev in May 2002, Mr. Craps has held various other leadership positions, including President, APAC South and Chief Executive Officer Carlton & United Breweries from 2016 to 2018 and President and Chief Executive Officer of AB-InBev Canada (Labatt Breweries) from 2014 to 2016.

In connection with Mr. Craps’ appointment as Executive Chair, the Compensation and Human Capital Committee (the “Compensation Committee”) of Lamb Weston’s Board of Directors (the “Board”) approved the following terms of his compensation: (i) a target long-term incentive compensation opportunity valued at approximately $3,150,000, to be delivered in restricted stock units (“RSUs”) vesting 100% on the third anniversary of the grant date, pursuant to Lamb Weston’s Long-Term Incentive Plan (“LTIP”) and (ii) a one-time supplemental incentive award consisting of 17,647 RSUs vesting 100% on the third anniversary of Mr. Craps’ start date, and stock options having exercise prices significantly higher than the current fair market value as follows: 128,571 shares with an exercise price of $60.00 per share, 128,571 shares with an exercise price of $75.00 per share and 110,204 shares with an exercise price of $85.00 per share. Mr. Craps will also receive a sign-on grant of an option with respect to 750,000 shares with an exercise price equal to Lamb Weston’s closing stock price on the grant date. Mr. Craps’ stock options will vest 100% on the third anniversary of Mr. Craps’ start date and expire five years from the grant date, subject to Mr. Craps’ continued service. In addition, through December 31, 2026, Mr. Craps will receive a one-for-one match for each share of Lamb Weston common stock purchased, up to 300,000 shares, in the form of RSUs, vesting 100% on the third anniversary of the grant date. Mr. Craps has agreed to purchase a minimum of 250,000 shares of Lamb Weston common stock prior to December 31, 2026. Mr. Craps must hold any purchased shares for the same period of time as the corresponding RSUs. Mr. Craps is also entitled to certain tax equalization payments to the extent that previously awarded equity income or non-compete payments taxable outside the U.S. become subject to higher U.S. taxes solely by virtue of his services to the Company. The term of Mr. Craps’ employment will automatically expire on the third anniversary of his start date, unless mutually extended. Upon (i) the termination of Mr. Craps’ employment prior to the end of the employment term by the Company without cause or (ii) the completion of his continuous employment through the end of the term as an employee in good standing, his outstanding unvested equity awards will continue to vest on the original vesting dates, subject to his execution of a release and continued compliance with restrictive covenant obligations. The terms of Mr. Craps’ compensation are summarized in a letter agreement, dated as of January 31, 2026 (the “Executive Chair Agreement”), a copy of which is attached hereto as Exhibit 10.1. The foregoing description of the Executive Chair Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Chair Agreement, which is incorporated by reference herein.

Mr. Craps was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Craps and any director or executive officer of Lamb Weston. There have been no related person transactions between Lamb Weston and Mr. Craps reportable under Item 404(a) of Regulation S-K.

Chief Financial Officer Appointment

On February 4, 2026, we also announced the appointment of James D. Gray as Chief Financial Officer, effective April 2, 2026. In this capacity, Mr. Gray will serve as the Company’s principal financial officer. Mr. Gray succeeds Bernadette M. Madarieta, who will continue to serve as Chief Financial Officer through April 1, 2026.

Mr. Gray, age 59, has been serving as the Executive Vice President and Chief Financial Officer at Ingredion Incorporated, a global ingredients solutions company, since March 2017. Prior to his current role, Mr. Gray served in senior financial positions within Ingredion as vice president of corporate finance and chief financial officer of North America. Mr. Gray joined Ingredion in 2014, following a 12-year tenure with PepsiCo, Inc., a food and beverages company, where he served in executive leadership functions as chief financial officer, Gatorade division; vice president finance, PepsiCo, Inc.; and vice president finance, PepsiCo Beverages North America. Prior to PepsiCo, Inc., Mr. Gray worked at Bain & Company for ten years leading strategic growth projects with assignments in both the U.S. and Europe.

In connection with Mr. Gray’s appointment as Chief Financial Officer, the Compensation Committee approved the following terms of his compensation: (i) an annual base salary of $825,000; (ii) a bonus opportunity with a target level of 100% of his base salary under Lamb Weston’s Annual Incentive Plan (“AIP”); and (iii) a target long-term incentive compensation opportunity valued at approximately $2,200,000, pursuant to Lamb Weston’s LTIP. Mr. Gray’s fiscal year 2026 AIP and LTIP awards will be prorated based on his employment with the Company. These LTIP awards will be delivered 30% in stock options, 30% in performance shares and 40% in RSUs. The performance-based portions of Mr. Gray’s payouts under the AIP and LTIP will be based on the achievement of Lamb Weston’s performance against pre-established metrics as approved by the Compensation Committee. Mr. Gray will also receive a cash sign-on incentive of $100,000 and $1,600,000 of RSUs vesting 50% on the first two anniversaries of the grant date. In addition, through June 30, 2027, Mr. Gray will receive a dollar-for-dollar match for shares of Lamb Weston common stock purchased, up to $1,000,000, in the form of RSUs vesting 33%, 33% and 34% on each of the first three anniversaries of the grant date. Mr. Gray has agreed to purchase a minimum of $500,000 in Lamb Weston common stock prior to the end of his six-month anniversary with the Company. The terms of Mr. Gray’s compensation are summarized in a Letter Agreement, dated as of January 16, 2026 (the “Letter Agreement”), a copy of which is attached hereto as Exhibit 10.2. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is incorporated by reference herein.

Mr. Gray was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Gray and any director or executive officer of Lamb Weston. There have been no related person transactions between Lamb Weston and Mr. Gray reportable under Item 404(a) of Regulation S-K.

Supplemental Incentive Awards

On February 2, 2026, the Compensation Committee approved supplemental incentive awards of RSUs and stock options to certain executive officers of the Company, including the Company’s named executive officers (“NEOs”), to motivate and align management with the Company’s financial, operational and strategic objectives that are designed to deliver stockholder value, including under the Company’s previously announced “Focus to Win” strategic plan. These supplemental awards will be effective on or about February 6, 2026, except with respect to Mr. Gray’s awards, which will be effective on or following his employment start date.

The supplemental incentive award target value for each NEO is distributed approximately 25% in the form of RSUs and 75% in stock options. The RSUs will vest 33%, 33% and 34% on each of the first three anniversaries of the grant date. The stock option awards will have a term of five years and vest 100% on the third anniversary of the grant date, subject to the NEO’s continued service. The stock options have three different exercise prices, which are significantly higher than the current fair market value, as follows: 35%, 35% and 30% of the shares subject to the stock options have an exercise price of $60.00, $75.00 and $85.00, respectively, per share.

The following table shows the supplemental incentive awards for our NEOs and Mr. Gray:

Named Executive		Total	Shares Under Stock Options with Exercise Price of:
Officer	Title	RSUs	$60.00	$75.00	$85.00
Michael J. Smith	President and Chief Executive Officer	29,314	213,574	213,574	183,063
James D. Gray	Successor Chief Financial Officer	13,680	99,668	99,668	85,430
Marc J.P.H. Schroeder	President, International	13,680	99,668	99,668	85,430
Sylvia J. Wilks	Chief Supply Chain Officer	13,680	99,668	99,668	85,430
Eryk J. Spytek	General Counsel and Chief Compliance Officer	11,726	85,430	85,430	73,225

The information set forth above reflects a summary description of the awards and is qualified in its entirety by reference to the complete terms and conditions of the RSU and stock option award agreements, the forms of which we expect to file with our Quarterly Report on Form 10-Q for the quarter ending February 22, 2026.

Inducement Stock Plan

On February 2, 2026, the Compensation Committee adopted the Lamb Weston Holdings, Inc. 2026 Inducement Stock Plan (the “Inducement Plan”), pursuant to which the Company has reserved 2,000,000 shares of its common stock for issuance under the Inducement Plan to individuals who were not previously employees of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, as an inducement material to such persons entering into employment with the Company, in accordance with the New York Stock Exchange Listed Company Manual Rule 303A.08. The equity awards to Messrs. Craps and Gray described above, other than the annual LTIP awards and Mr. Gray’s supplemental incentive award, are to be granted under the Inducement Plan.

The foregoing description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Plan, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of January 31, 2026, between Lamb Weston Holdings, Inc. and Jan Craps
10.2	Letter Agreement, dated as of January 16, 2026, between Lamb Weston Holdings, Inc. and James D. Gray
10.3	Lamb Weston Holdings, Inc. 2026 Inducement Stock Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: February 4, 2026